Great-West Life & Annuity Insurance Company



FOR IMMEDIATE RELEASE

               GREAT-WEST U.S. ANNOUNCES COMPLETION OF REDEMPTION
                          OF CAPITAL INCOME SECURITIES

GREENWOOD VILLAGE, December 16, 2004 - GWL&A Financial Inc., the parent company of Great-West Life & Annuity Insurance Company, announced today that an affiliated trust, Great-West Life & Annuity Insurance Capital I, has completed the redemption of all 7,000,000 of its 7.25% Subordinated Capital Income Securities (CUSIP No. 784646200) and all 216,496 of its 7.25% Common Securities, in accordance with the terms of such Securities, at the redemption price of $25 per Security plus any accrued and unpaid distributions. As of December 16, 2004, distributions on the Capital Income Securities cease to accrue, and the Capital Income Securities and Common Securities are no longer outstanding.

Great-West Life & Annuity Insurance Company, headquartered in metro Denver, serves its customers through a full range of health care plans, life and disability insurance, annuities, and retirement savings products and services. It is an indirect, wholly owned subsidiary of Great-West Lifeco Inc. and a member of the Power Financial Corporation group of companies.


For more information contact:
Lisa Gigax
(303) 737-6290
lisa.gigax@gwl.com